DAVID SEROR - Bar No. 67488
ROBYN B. SOKOL - Bar No. 159506
SUSAN K. SEFLIN - Bar No. 213865
JESSICA L. BAGDANOV - Bar No. 281020
EZRA BRUTZKUS GUBNER LLP
21650 Oxnard Street, Suite 500
Woodland Hills, CA 91367
Telephone: (818) 827-9000
Facsimile: (818) 827-9099
Email: dseror@ebg-law.com
rsokol@ebg-law.com
sseflin@ebg-law.com
jbagdanov@ebg-law.com

Attorneys for Chapter 11 Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
SANTA ANA DIVISION

In re

ISC8 INC.,

Case No. 8:14-bk-15750-SC

Chapter 11

NOTICE OF SALE CLOSING

Sale Hearing:

Date: February 19, 2015
Time: 9:00 a.m.
Place: Courtroom 5c
411 West Fourth Street
Santa Ana, CA 92701

PLEASE TAKE NOTICE that on January 8, 2015, ISC8 Inc., the above-captioned chapter 11 debtor and debtor in possession (the "Debtor"), filed its *Motion for Entry of an Order Authorizing and Approving (A) the Sale of Substantially All of the Debtor's Assets and (B) Assumption and Assignment of Executory Contracts and Unexpired Leases* [Doc. #179] (the "Sale Motion") pursuant to which it sought to sell substantially all of its assets (the "Assets"), subject to overbid, to Cyber adAPT, Inc. ("Cyber adAPT") under that certain Asset Purchase Agreement dated January 5, 2015 (the "APA") between the Debtor and Cyber adAPT. The Sale Motion was approved pursuant to Court order entered on March 4, 2015 [Doc. #281] (the "Sale Order"). The Sale Order approved the

APA (as modified by the Sale Order). To the extent there are any discrepancies between the Sale Order and the APA, the terms of the Sale Order control.

PLEASE TAKE FURTHER NOTICE that on March 19, 2015 (the "Closing Date"), the Debtor and Cyber adAPT closed on the sale of the Assets. The Sale Order also became a final order on March 19, 2015.

PLEASE TAKE FURTHER NOTICE that following the March 19, 2015 Closing Date, any party providing services, goods and/or labor relating to the Assets after the Closing Date acts for the benefit of Cyber adAPT, as Purchaser. Any requests for direction or clarification regarding the scope of work being performed with respect to the Assets should be directed to the Debtor's Chief Restructuring Officer, Alfred Masse, (i) via mail at Alfred Masse c/o Broadway Advisors, LLC, 511 30th Street, Newport Beach, CA 92663; or (ii) via email at amm@broadwayadvisors.com.

DATED: March 27, 2015

EZRA BRUTZKUS GUBNER LLP

By: /s/ Susan K. Seflin
Susan K. Seflin
Attorneys for Chapter 11 Debtor and Debtor in Possession